Exhibit 23.2

INDEPENDENT
MINING CONSULTANTS, INC.




Pat Prejean
Manager of Financial Reporting
Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA  70112


Dear Mr. Prejean,

We hearby consent to the incorporation by reference of our reports included herein or incorporated by reference in this Form 10-K, into Freeport-McMoRan Copper & Gold Inc.'s previously filed Registration Statement on Form S-3 (File No. 333-31584) and on Form S-8 (File Nos. 33-63267, 33-63269, 33-63271 and
333-85803).


                                                 /s/John M. Marek

                                                John M. Marek
                                                President


Tucson, Arizona
March 17, 2000